           As filed with the Securities and Exchange Commission on June 14, 2001
                                                   Registration No. 333-________

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 ____________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                                 ____________

                            RAINMAKER SYSTEMS, INC.
            (Exact name of registrant as specified in its charter)

                 Delaware                                  33-044280
       (State or other jurisdiction            (IRS Employer Identification No.)
     of incorporation or organization)

                             1800 Green Hills Road
                        Scotts Valley, California 95066
              (Address of principal executive offices) (Zip Code)

                                 ____________

                           1999 STOCK INCENTIVE PLAN
                       1999 EMPLOYEE STOCK PURCHASE PLAN
                           (Full title of the Plans)

                                 ____________

                                Michael Silton
                     President and Chief Executive Officer
                            Rainmaker Systems, Inc.
                             1800 Green Hills Road
                           Scotts Valley, CA  95066
                    (Name and address of agent for service)
                                (831) 430-3800
         (Telephone number, including area code, of agent for service)

                                 ____________

                                                  CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                         Proposed               Proposed
                                              Amount to be           Maximum Offering       Maximum Aggregate        Amount of
   Title of Securities to be Registered       Registered(1)         Price per share(2)      Offering Price(2)     Registration Fee
------------------------------------------ ------------------     ----------------------   --------------------- -------------------
1999 Stock Incentive Plan                   1,568,835 shares          $ 1.00                  $1,568,835.00         $ 392.21
-------------------------
Common Stock, $0.001 par value

1999 Employee Stock Purchase Plan             392,209 shares          $ 1.00                  $  392,209.00         $  98.05
---------------------------------
Common Stock, $0.001 par value
                                            1,961,044 shares                    Aggregate Registration Fee          $ 490.26
====================================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1999 Stock Incentive Plan or 1999 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling price per share of the Registrant's Common Stock on June 11, 2001, as reported by the Nasdaq National Market.

                                    PART II

              Information Required in the Registration Statement


Item 3. Incorporation of Documents by Reference
        ---------------------------------------

                Rainmaker Systems, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

        (a) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, filed with the Commission on May 2, 2001;

        (b) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed with the Commission on March 29, 2001; and

        (c) The Registrant's Registration Statement No. 000-28009 on Form 8-A12G filed with the Commission on November 9, 1999, pursuant to
                Section 12(g) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

                All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities
        --------------------------

                Not Applicable.

Item 5. Interests of Named Experts and Counsel
        --------------------------------------

                Not Applicable.

Item 6. Indemnification of Directors and Officers
        -----------------------------------------

        Under Section 145 of the Delaware General Corporation Law, the Registrant can indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). The Registrant's certificate of incorporation further provides that the Registrant is authorized to indemnify its directors and officers to the fullest extent provided by law thought the bylaws, agreement, vote of stockholders or disinterested directors, or otherwise. The bylaws provides that the Registrant will indemnify its directors and officers to the fullest extent permitted by law and require Registrant to advance litigation expenses upon receipt of an undertaking by the director or officer to repay such advances if it is ultimately determined that the director or officer is not entitled to indemnification. Registrant's bylaws further provide that rights conferred under such bylaws do not exclude any other right such persons may have or acquire under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

     Registrant also has directors' and officers' liability insurance. In addition, Registrant is entering into agreements to indemnify its directors and certain officers, in addition to the indemnification provided for in the certificate of incorporation and bylaws. These agreements, among other things, indemnify the directors and certain officers for certain expenses (including attorney's fees), judgements, fines and settlement amounts incurred by such person in any action or proceeding, including any action by or in the right of Registrant, on account of services by that person as a director or officer of Registrant or any subsidiary of Registrant, or as a director or officer of any other company or enterprise that the person provides services to at Registrant's request.

     Registrant's certificate of incorporation provides that, pursuant to Delaware Law, the directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Registrant or its stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware Law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to Registrant or its stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware Law. The provision also does not affect a director's responsibilities under other laws, such as federal securities laws or state or federal environmental laws.

Item 7. Exemption from Registration Claimed
        -----------------------------------

         Not Applicable.

Item 8. Exhibits
        --------

 Exhibit Number    Exhibit
 --------------    -------

        4.1 Instruments Defining the Rights of Stockholders. Reference is made to Registrant's Registration Statements No. 000-28009 on Form 8-A12G, together with any exhibits thereto, which are incorporated herein by reference pursuant to Item 3(c) to this Registration Statement.
        5.1        Opinion and consent of Brobeck, Phleger & Harrison LLP.
       23.1        Consent of Ernst & Young LLP, Independent Auditors.
       23.2        Consent of Brobeck, Phleger & Harrison LLP is contained in
                   Exhibit 5.1.
       24.1 Power of Attorney. Reference is made to page II-3 of this Registration Statement.
       99.1        1999 Stock Incentive Plan (as amended through May 21, 2001)
       99.2        Form of Notice of Stock Option Grant
       99.3        Form of Stock Option Agreement



Item 9. Undertakings
        ------------

                 A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses
(1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1999 Stock Incentive Plan and 1999 Employee Stock Purchase Plan.

                 B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

                 Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scotts Valley, State of California on this 14 day of June, 2001.

                              Rainmaker Systems, Inc.


                              By: /s/ Michael Silton
                                  ----------------------------------------------
                                  Michael Silton
                                  Chairman of the Board, President
                                  and Chief Executive Officer


                               POWER OF ATTORNEY
                               -----------------

KNOW ALL PERSONS BY THESE PRESENTS:

                 That the undersigned officers and directors of Rainmaker Systems, Inc., a Delaware corporation, do hereby constitute and appoint Michael Silton the lawful attorney-in-fact and agent with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

                 IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

                 Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                Title                                   Date
---------                -----                                   ----


/s/ Michael Silton       Chairman of the Board, President,      June 14, 2001
------------------
Michael Silton           and Chief Executive Officer
                         (Principal Executive Officer)


/s/ Martin Hernandez     Secretary, Chief Operating Officer     June 14, 2001
--------------------
Martin Hernandez         and Acting Chief Financial Officer
                         (Principal Financial and Accounting
                         Officer)

/s/ Robert Leff                      Director                      June 14, 2001
-----------------------------
Robert Leff


/s/ Alok Mohan                       Director                      June 14, 2001
-----------------------------
Alok Mohan


/s/ James Richardson                 Director                      June 14, 2001
-----------------------------
James Richardson


/s/ Andrew Sheehan                   Director                      June 14, 2001
-----------------------------
Andrew Sheehan

                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                   EXHIBITS

                                      TO

                                   FORM S-8

                                     UNDER

                            SECURITIES ACT OF 1933

                            RAINMAKER SYSTEMS, INC.

                                 EXHIBIT INDEX

  Exhibit Number    Exhibit
  --------------    -------
       4.1          Instruments Defining the Rights of Stockholders. Reference
                    is made to Registrant's Registration Statements No. 000-
                    28009 on Form 8-A12G, together with any exhibits thereto, which are incorporated herein by reference pursuant to Item
                    3(c) to this Registration Statement.
       5.1          Opinion and consent of Brobeck, Phleger & Harrison LLP.
      23.1          Consent of Ernst & Young LLP, Independent Auditors.
      23.2          Consent of Brobeck, Phleger & Harrison LLP is contained in
                    Exhibit 5.1.
      24.1          Power of Attorney. Reference is made to page II-3 of this
                    Registration Statement.
      99.1          1999 Stock Incentive Plan
      99.2          Form of Notice of Stock Option Grant
      99.3          Form of Stock Option Agreement